Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Enviro Technologies, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John DiBella, Chief Executive Officer and principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. DiBella

John A. DiBella

Chief Executive Officer, principal financial and accounting officer

April 12, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appeared in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.